FULBRIGHT & JAWORSKI
                                       L.L.P.
TELEPHONE: 212/318-3000     A REGISTERED LIMITED LIABILITY          HOUSTON
FACSIMILE: 212/752-5958              PARTNERSHIP                WASHINGTON, D.C.
                                  666 FIFTH AVENUE                  AUSTIN
                             NEW YORK, NEW YORK 10103-3198        SAN ANTONIO
                                                                    DALLAS
                                                                   NEW YORK
                                                                 LOS ANGELES
                                                                    LONDON
                                                                  HONG KONG


                                                                      Exhibit 5

September 19, 1997

Bio-Technology General Corp.
70 Wood Avenue South
Iselin, New Jersey  08830

Dear Sirs:

     We refer to the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on behalf of Bio-Technology General Corp., a Delaware corporation (the "Company"), relating to 100,000 shares of the Company's Common Stock, $.01 par value (the "Common Stock"), to be issued pursuant to the Bio-Technology General Corp. 401(k) Profit Sharing Plan (the "Plan").

     As counsel to the Company, we have examined such corporate records, other documents and such questions of law as we have deemed necessary or appropriate for the purposes of this opinion and, upon the basis of such examinations, advise you that in our opinion all necessary corporate proceedings by the Company have been duly taken to authorize the issuance of the Common Stock and the shares of Common Stock being registered pursuant to the Registration Statement, when issued and paid for in accordance with the terms of the Plan, will be duly authorized, validly issued, fully paid and non-assessable.

     We consent to the filing of this opinion as Exhibit 5 to the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.


                                  Very truly yours,


                                 /s/ FULBRIGHT & JAWORSKI L.L.P.
                                 ----------------------------------